EMCORE PROFESSIONAL EMPLOYERS, INC.
                              631 DICKERSON AVENUE
                        GREENVILLE, NORTH CAROLINA 27834


Humana Services Holding Corp.
7466 New Ridge Road, Suite 7
Hanover, Maryland 21076
Attn:  John Daly

RE:  LETTER OF INTENT

Dear John:

Reference is hereby made to the letter agreement (the "Letter") dated as of May 7, 2004 between Humana Trans Services Holding Corp.("Humana") and Emcore Professional Employers, Inc. ("Emcore").

Each of Humana and Emcore hereby agree to terminate the Letter effective immediately, except for the provisions set forth in Section 10 which shall expressly survive such termination. Attached hereto as Exhibit A is a list of any parties to whom Humana has given any information about Emcore or its business. Each of Humana and Emcore shall return to the other party promptly any Confidential Information (as defined in the Letter).

Any press release by Humana relating to the termination of the Letter shall be forwarded to Emcore and its counsel for their approval.

                                                  Regards,
                                                  EMCORE PROFESSIONAL
                                                  EMPLOYERS, INC.


                                                  By:___________________________


AGREED AND ACCEPTED TO:

HUMANA SERVICES HOLDINGS, CORP.

By:____________________________
   Name:
   Title:


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